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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): May 28, 2002



                        Commission File Number: 333-82617

Michigan           Venture Holdings Company LLC                38-3470015

Michigan           Vemco, Inc.                                 38-2737797

Michigan           Venture Industries Corporation              38-2034680

Michigan           Venture Mold & Engineering Corporation      38-2556799

Michigan           Venture Leasing Company                     38-2777356

Michigan           Vemco Leasing, Inc.                         38-2777324

Michigan           Venture Holdings Corporation                38-2793543

Michigan           Venture Service Company                     38-3024165

Michigan           Experience Management, LLC                  38-3382308

Michigan           Venture Europe, Inc.                        38-3464213

Michigan           Venture EU Corporation                      38-3470019

(State or other    (Exact name of registrant as                (I.R.S. Employer
jurisdiction of    specified in its charter)                   Identification
incorporation or                                               Number)
organization)

                  33662 James J. Pompo, Fraser, Michigan 48026
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (810) 294-1500

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On May 28, 2002, certain individual managing directors of our primary German subsidiaries, filed petitions to initiate preliminary insolvency proceedings under the German Insolvency Act, based upon grounds of a perceived imminent insolvency rather than an existing insolvency. We believe these petitions were not properly filed under applicable law. On May 28, 2002, the German Municipal Court Freiburg, appointed a temporary administrator to examine, in his capacity as an expert, whether there is good reason to open insolvency proceedings. The temporary administrator has 90 days in which to make his determination.

         We have filed our objection to the filing of the petitions, asserting that the filings were improper under German law. At this time, no final decision as to the opening of insolvency proceedings has been made. We have also provided information to the temporary administrator as to why it would not be appropriate to open insolvency proceedings with respect to our German operations. The temporary administrator currently has certain control over, and has the authority to approve any significant decisions with respect to, our German operations.

         As a result of the filings in Germany, we have been notified by our bank group that there is the potential for a default under our bank credit facility and have entered into a Fifth Amendment (the "Fifth Amendment to Credit Agreement"), to our Credit Agreement dated as of May 27, 1999, as amended, with Bank One, NA, as administrative agent, and the lenders identified therein, to, among other things, provide for the continuation of advances under our revolving line of credit and provide for a waiver until June 28, 2002 of any default that may arise due to the filing of the German petitions. In consideration of the Fifth Amendment to Credit Agreement, Venture Holdings Company LLC has also agreed not to make the June 1, 2002 interest payments (due on June 3, 2002, the first business day following the June 1, 2002 interest payment date), on its $125 million principal amount of 11% Senior Notes due 2007 and its $125 million principal amount of 12% Senior Subordinated Notes due 2009, on or prior to June 28, 2002. The Indentures governing each of our 11% Senior Notes due 2007 and our 12% Senior Subordinated Notes due 2009 provide for a grace period of 30 days before the failure to pay interest creates an Event of Default under the Indentures. Our bank group has also provided a waiver, until June 28, 2002, of any default under the bank credit facility caused by our agreement not to make the interest payments on our Senior Notes due 2007 and Senior Subordinated Notes due 2009 on or prior to June 28, 2002. A copy of the Fifth Amendment to Credit Agreement is attached as an exhibit to this report and is incorporated herein by reference.

         We continue to operate in Europe and North America without any disruption to our customers. We are investigating all of our options relating to these developments and, pursuant to the German court order, we are working with the temporary administrator to maintain operations and continuity of production in Germany.

         This report includes a number of "forward looking" statements within the meaning of the Securities Exchange Act of 1934 and is subject to a number of risks and uncertainties. Such factors include, among others, the following: international, national and local political, economic and market conditions; incremental costs, slowed automobile production or other effects that may occur as a result of the September 2001 terrorist attacks on the World Trade Center and the Pentagon or reactions thereto by us or our suppliers and customers; possible future terrorist attacks; demographic changes; the size and growth of the automobile market or the plastic automobile component market; our ability to sustain, manage or forecast our growth;



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the size, timing and mix of purchases of our products; our ability to realize savings from our focus on reducing and controlling costs; our ability to realize the benefits of general tax reduction plans; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; dependence upon original equipment manufacturers; liability and other claims asserted against us; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; unfavorable currency exchange rates relative to the U.S. dollar; changes in business strategy or development plans; business disruptions; product recalls; warranty costs; the ability to attract and retain qualified personnel; the ability to protect technology; retention of earnings; control and the level of affiliated transactions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VENTURE HOLDINGS COMPANY LLC
                              VEMCO, INC.
                              VENTURE INDUSTRIES CORPORATION
                              VENTURE MOLD & ENGINEERING CORPORATION
                              VENTURE LEASING COMPANY
                              VEMCO LEASING, INC.
                              VENTURE HOLDINGS CORPORATION
                              VENTURE SERVICE COMPANY
                              EXPERIENCE MANAGEMENT LLC
                              VENTURE EUROPE, INC.
                              VENTURE EU CORPORATION


Date: June 6, 2002            By: /s/ Michael Alexander
                                  ------------------------------------------
                                  Michael Alexander
                                  Chief Financial Officer

                              Signing on behalf of each registrant and as principal financial officer of each registrant



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                                  Exhibit Index



Number          Description

10.1 Fifth Amendment, dated as of June 4, 2002, to the Credit Agreement dated as of May 27, 1999, as amended, among Venture Holdings Company LLC, the lenders identified therein and Bank One, NA, as administrative agent.



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